EXHIBIT 4.3

FINANCIAL GUARANTY
INSURANCE POLICY

OBLIGOR:	IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2007-H1	Policy No.: 51821-N

OBLIGATIONS:	$650,071,000 Home Equity Mortgage Loan Asset-Backed Notes, Series 2007-H1	Date of Issuance: 3/23/07

          FINANCIAL SECURITY ASSURANCE INC. (“Financial Security”), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment by the Obligor of Scheduled Payments of principal of, and interest on, the Obligations.

          For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees:

    (a) payment of the amount of any distribution of principal of, or interest on, the Obligations made during the Term of this Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law (such payment to be made by Financial Security in accordance with Endorsement No. 1 hereto).

(b) payment of any amount required to be paid under this Policy by Financial Security following Financial Security’s receipt of notice as described in Endorsement No. 1 hereto.

          Financial Security shall be subrogated to the rights of each Holder to receive payments under the Obligations to the extent of any payment by Financial Security hereunder.

          Except to the extent expressly modified by an endorsement hereto, the following terms shall have the meanings specified for all purposes of this Policy. “Holder” means the registered owner of any Obligation as indicated on the registration books maintained by or on behalf of the Obligor for such purpose or, if the Obligation is in bearer form, the holder of the Obligation. “Scheduled Payments” means payments which are scheduled to be made during the Term of this Policy in accordance with the original terms of the Obligations when issued and without regard to any amendment or modification of such Obligations thereafter; payments which become due on an accelerated basis as a result of (a) a default by the Obligor, (b) an election by the Obligor to pay principal on an accelerated basis or (c) any other cause, shall not constitute “Scheduled Payments” unless Financial Security shall elect, in its sole discretion, to pay such principal due upon such acceleration together with any accrued interest to the date of acceleration. “Term of this Policy” shall have the meaning set forth in Endorsement No. 1 hereto.

          This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, or by the merger, consolidation or dissolution of the Obligor. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Obligations prior to maturity. This Policy may not be cancelled or revoked during the Term of this Policy. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

          In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.

FINANCIAL SECURITY ASSURANCE INC.

By	/s/ M. Douglas Watson, Jr.

Authorized Officer

A subsidiary of Financial Security Assurance Holdings Ltd.
31 West 52nd Street, New York, N.Y. 10019	(212) 826-0100
Form 100NY (5/89)

ENDORSEMENT NO. 1
TO FINANCIAL GUARANTY INSURANCE POLICY

FINANCIAL SECURITY	31 West 52nd Street
ASSURANCE INC.	New York, New York 10019

Obligor:

IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2007-H1, established pursuant to the Trust Agreement dated as of March 12, 2007, among IndyMac ABS, Inc., as Depositor, and Wilmington Trust Company, as Owner Trustee, as amended and restated by that certain Amended and Restated Trust Agreement dated as of March 23, 2007, among IndyMac ABS, Inc., as Depositor, Wilmington Trust Company, as Owner Trustee and Deutsche Bank National Trust Company, as Administrator.

Obligations:	$650,071,000 Home Equity Mortgage Loan Asset-Backed Notes, Series 2007-H1

Policy No.:	51821-N

Date of Issuance: March 23, 2007

                    1. Definitions. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Indenture and the Sale and Servicing Agreement, as applicable, unless the context shall otherwise require.

                    “Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the States of New York or California or the city in which the Corporate Trust Office or the office of the Insurer is located, are authorized or obligated by law, executive order or government decree to be closed.

                    “Holder” or “Noteholder” shall have the meaning set forth in the Indenture; provided, however, that Holder or Noteholder shall not include the Obligor or any affiliates or successors thereof in the event that the Obligor or any such affiliate or successor is a registered or beneficial owner of the Obligation.

                    “Indenture” means the Indenture dated as of March 23, 2007, pertaining to the Obligations, by and between the Obligor, as Issuer, and Deutsche Bank National Trust Company, as Indenture Trustee, as the same may be amended, modified or supplemented from time to time with the consent of Financial Security.

                    “Indenture Trustee” means Deutsche Bank National Trust Company, a national banking association, in its capacity as Indenture Trustee under the Sale and Servicing Agreement and the Indenture, and any successor in such capacity.

                    “Policy” means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

Policy No. 51821-N	Date of Issuance: March 23, 2007

                    “Receipt” and “Received” mean actual delivery to Financial Security and to the Fiscal Agent (as defined below), if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given hereunder by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, or contains any misstatement, it shall be deemed not to have been Received, and Financial Security or its Fiscal Agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

                    “Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of March 14, 2007, among the Obligor, as Issuer, IndyMac ABS, Inc., as Depositor, IndyMac Bank F.S.B., as Seller and Servicer, and the Indenture Trustee, as amended from time to time with the consent of Financial Security.

                    “Scheduled Payments” means, without duplication, the payment to be made to Holders in an aggregate amount equal to (i) accrued and unpaid interest for the related Interest Accrual Period at the Note Rate due on the Obligations calculated in accordance with the original terms of the Obligations, the Sale and Servicing Agreement and the Indenture, (ii) for the Payment Date occurring in July 2037, the amount needed to pay the outstanding Note Principal Amount, and (iii) for any other Payment Date, the amount of the excess, if any, of the Note Principal Amount (in the case of clauses (ii) and (iii) above, after giving effect to all allocations and payments of principal to be made on the Obligations on the Payment Date, but without giving effect to payments under this Policy to be made on such Payment Date) over the Invested Amount for such Payment Date, in each case in accordance with the original terms of the Obligations when issued and without regard to any amendment or modification of the Obligations, the Indenture or the Sale and Servicing Agreement except amendments or modifications to which Financial Security has given its prior written consent. Financial Security may consent to any amendment of or modification to the Indenture as permitted by the Indenture; provided, however, that no such amendment or modification shall, without the consent of the Holder, change the entitlement of the Holder to payment under this Policy of any unpaid principal of the Obligations due at final maturity or due on any scheduled principal amortization date, or any unpaid interest thereon due on any interest payment date. Scheduled Payments will not include, nor shall coverage be provided under this Policy in respect of, any interest shortfalls due to the application of the Relief Act, any prepayment interest shortfalls, any Deferred Interest or any amount required to increase the Overcollateralization Amount to the Specified Overcollateralization Amount, that may be incurred or that may be distributable to the Obligations. Scheduled Payments shall not include payments that become due on an accelerated basis as a result of a default by the Obligor, an election by the Obligor to pay principal on an accelerated basis, the occurrence of an Event of Default under the Indenture or any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event Financial Security does not so elect, this Policy will continue to guarantee payment on the Obligations in accordance with their original terms. Scheduled Payments shall not include any amounts due in respect of the Obligations attributable to any increase in interest rate, penalty or other sum payable by the Obligor by reason of any Default or Event of Default in respect of the Obligations, or by reason of any deterioration of the creditworthiness of the Obligor, nor shall Scheduled Payments include, nor shall coverage be provided under this Policy in respect of, any

Policy No. 51821-N	Date of Issuance: March 23, 2007

taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Holder.

                    “Term Of This Policy” means the period from and including the Date of Issuance to and including the latest to occur of the date on which (i) the Note Principal Amount of the Obligations has been reduced to zero after giving effect to all payments, (ii) any period during which any Scheduled Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

                    2. Notices and Conditions to Payment in Respect of Scheduled Payments. Following Receipt by Financial Security of a notice and certificate from the Indenture Trustee in the form attached as Exhibit A to this Endorsement, Financial Security will pay any amount payable hereunder in respect of Scheduled Payments on the Obligations out of the funds of Financial Security on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following such Receipt; and (b) 12:00 noon, New York City time, on the Payment Date to which such claim relates. Payments due hereunder in respect of Scheduled Payments will be disbursed to the Indenture Trustee by wire transfer of immediately available funds.

                    Financial Security shall be entitled to pay any amount hereunder in respect of Scheduled Payments on the Obligations, including any amount due on the Obligations on an accelerated basis, whether or not any notice and certificate shall have been Received by Financial Security as provided above; provided, however, that by acceptance of this Policy the Indenture Trustee agrees to provide to Financial Security upon Financial Security’s request to the Indenture Trustee, a notice and certificate in respect of any such payments made by Financial Security. Financial Security shall be entitled to pay hereunder any amount that becomes due on the Notes on an accelerated basis at any time or from time to time after such amount becomes due, in whole or in part, prior to the scheduled date of payment thereof; Scheduled Payments insured hereunder shall not include interest, in respect of principal paid hereunder on an accelerated basis, accruing from and after the date of such payment of principal. Financial Security’s obligations hereunder in respect of Scheduled Payments shall be discharged to the extent such amounts are paid by the Obligor in accordance with the Indenture or disbursed by Financial Security as provided herein whether or not such funds are properly applied by the Indenture Trustee except as otherwise provided in paragraph 3 of this Endorsement.

                    3. Notices and Conditions to Payment in Respect of Scheduled Payments Voided as Preference Payments. If any Scheduled Payment is voided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amount out of the funds of Financial Security on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Indenture Trustee of (A) a certified copy of the order of the court or other governmental body that exercised jurisdiction to the effect that the Noteholder is required to return principal of or interest paid on the Obligations during the Term Of This Policy because such payments were voidable as preference payments under applicable bankruptcy law (the “Order”), (B) a certificate of the Noteholder that the Order has

Policy No. 51821-N	Date of Issuance: March 23, 2007

been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by Financial Security and provided to the Noteholder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Noteholder relating to or arising under the Obligations against the estate of the Obligor or otherwise with respect to such preference payment, or (ii) the date of Receipt by Financial Security from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to Section 5.07 of the Indenture, including, without limitation, the right to direct all matters relating to any Preference Claim and subrogation to the rights of the Indenture Trustee and each Holder of an Obligation in the conduct of any proceeding with respect to a Preference Claim.

                    4. Governing Law. This Policy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                    5. Fiscal Agent. At any time during the Term Of This Policy, Financial Security may appoint a fiscal agent (the “Fiscal Agent”) for purposes of this Policy by written notice to the Indenture Trustee at the notice address specified in the Indenture specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Indenture Trustee, (i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed Received until Received by both and (ii) all payments required to be made by Financial Security under this Policy may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Noteholder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

                    6. Waiver of Defenses. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Noteholder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy. Nothing in this paragraph shall be construed to limit or otherwise impair Financial Security’s right to pursue recovery or claims (based on contractual rights, securities law violations, fraud or other causes of action) against any person or entity, or, except as provided in paragraph 3 of this Endorsement, to require payment by Financial Security of any amounts that have been previously paid or that are not otherwise due in accordance with the express provisions of this

Policy No. 51821-N	Date of Issuance: March 23, 2007

Policy or the Obligations. Nothing in this Policy shall be construed to require payment to the extent any force majeure event or governmental act prevents Financial Security from performing its obligations under this Policy, or such performance is otherwise rendered impossible, in which event Financial Security agrees to (i) use commercially reasonable efforts to perform its obligations under this Policy notwithstanding such force majeure event, governmental act or impossibility of performance and (ii) perform its obligations under this Policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

                    7. Notices. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:

Financial Security Assurance Inc.
31 West 52nd Street
New York, New York 10019
Attention: Managing Director — Transaction Oversight
Re:	$650,071,000 Home Equity Mortgage Loan Asset-Backed Notes, Series 2007-H1 Policy No. 51821-N
Telecopy No.: (212) 339-3518
Confirmation: (212) 826-0100

Financial Security may specify a different address or addresses by writing mailed or delivered to the Indenture Trustee.

                    8. Priorities. In the event that any term or provision of the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

                    9. Exclusions From Insurance Guaranty Funds. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

                    10. Surrender of Policy. The Indenture Trustee shall surrender this Policy to Financial Security for cancellation upon expiration of the Term Of This Policy.

Policy No. 51821-N	Date of Issuance: March 23, 2007

                    IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Authorized Officer.

FINANCIAL SECURITY ASSURANCE INC.

By:	/s/ M. Douglas Watson, Jr.

Authorized Officer

Exhibit A To Endorsement 1

NOTICE OF CLAIM AND CERTIFICATE
(Letterhead of Indenture Trustee)

Financial Security Assurance Inc.
31 West 52nd Street
New York, New York 10019

Re:	INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST, SERIES 2007-H1

                    The undersigned, a duly authorized officer of Deutsche Bank National Trust Company (the “Indenture Trustee”), hereby certifies to Financial Security Assurance Inc. (“Financial Security”), with reference to Financial Guaranty Insurance Policy No. 51821-N issued on March 23, 2007 (the “Policy”) issued by Financial Security in respect of the $650,071,000 Home Equity Mortgage Loan Asset-Backed Notes, Series 2007-H1 (the “Notes”) of the above-referenced Trust, that:

                    (i) The Indenture Trustee is the Indenture Trustee for the Noteholders under the Sale and Servicing Agreement and under the Indenture.

                    (ii) The sum of all amounts on deposit (or scheduled to be on deposit) in the Collection Account and available for distribution to the Noteholders pursuant to the Indenture will be $_______________ (the “Shortfall”) less than the aggregate amount of Scheduled Payments due on __________ ___, 20__.

                    (iii) The Indenture Trustee is making a claim under the Policy for the Shortfall to be applied to the payment of Scheduled Payments.

                    (iv) The Indenture Trustee agrees that, following receipt of funds from Financial Security, it shall (a) hold such amounts in trust and apply the same directly to the payment of Scheduled Payments on the Obligations when due; (b) not apply such funds for any other purpose; (c) not commingle such funds with other funds held by the Indenture Trustee and (d) maintain an accurate record of such payments with respect to each Obligation and the corresponding claim on the Policy and proceeds thereof and, if the Obligation is required to be surrendered or presented for such payment, shall stamp on each such Obligation the legend “$[insert applicable amount] paid by Financial Security and the balance hereof has been cancelled and reissued” and then shall deliver such Obligation to Financial Security.

                    (v) The Indenture Trustee, on behalf of the Noteholders, hereby assigns to Financial Security (a) the rights of the Noteholders with respect to the Obligations to the extent of any payments under the Policy and (b) any claims of and amounts due to the Noteholders in respect of securities law, fraud or other claims arising out of or relating to the offer and sale of the Obligations. The foregoing assignments are in addition to, and not in limitation of, rights of subrogation otherwise available to Financial Security in respect of such payments. The Indenture Trustee shall take such action and deliver such instruments as may be reasonably

Policy No. 51821-N

requested or required by Financial Security to effectuate the purpose or provisions of this clause (v).

                    (vi) The Indenture Trustee, on its behalf and on behalf of the Noteholders, hereby appoints Financial Security as agent and attorney-in-fact for the Indenture Trustee and each such Noteholder in any legal proceeding with respect to the Obligations. The Indenture Trustee hereby agrees that Financial Security may at any time during the continuation of any proceeding by or against the Obligor under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) direct all matters relating to such Insolvency Proceeding, including, without limitation, (A) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment made with respect to the Obligations (a “Preference Claim”), (B) the direction of any appeal of any order relating to any Preference Claim, at the expense of Financial Security but subject to reimbursement as provided in the Insurance Agreement, and (C) the posting of any surety, supersedeas, or performance bond pending any such appeal. In addition, Indenture Trustee hereby agrees that Financial Security shall be subrogated to, and the Indenture Trustee on its behalf and on behalf of each Noteholder hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Noteholder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

                    (vii) Payment should be made by wire transfer directed to the Policy Payments Account.

                            Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the meanings provided in the Policy.

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Policy No. 51821-N

                    IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Notice of Claim and Certificate as of the ______ day of ____________, ____.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

By:

Title:

For [_________________] Use Only

Wire transfer sent on ______________ by ________________

Confirmation Number ___________________

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